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                                                                       Exhibit 9


                REPRESENTATION OF COUNSEL PURSUANT TO RULE 485(b)


         I, Edward M. Shea, Esq., in my capacity as counsel to Sun Life of Canada (U.S.) Variable Account G (the "Account"), have reviewed this Post-Effective Amendment to the Registration Statement which is being filed pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933. Based upon my review of this Post-Effective Amendment and such other material relating to the operation of the Account as I deemed relevant, I hereby certify as of the date of the filing of this Post-Effective Amendment, that the Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

         I hereby consent to the filing of this representation as a part of this Post-Effective Amendment to the Registration Statement of the Account.


                                        /S/ EDWARD M. SHEA, ESQ.
                                        -----------------------
                                            Edward M. Shea, Esq.


April 30, 2001